UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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AWARE, INC.

(Name of Registrant as Specified In Its Charter)

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Aware, Inc.

Notice of Annual Meeting of Stockholders

to be held on May 19, 2021

Aware, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the offices of Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts on Wednesday, May 19, 2021, beginning at 10:00 a.m., local time, for the following purposes:

1.	To consider and vote upon the re-election of Brian D. Connolly and Gary Evee as our Class I directors;

2.	To conduct an advisory vote to approve the compensation of our named executive officers;

3.	To approve the Aware, Inc. 2021 Employee Stock Purchase Plan;

4.	To ratify the appointment by our audit committee of RSM US LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2021; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors has fixed the close of business on March 22, 2021 as the record date for the determination of the stockholders of Aware entitled to receive notice of the annual meeting and to vote at the meeting. Only stockholders of record on that date are entitled to receive notice of the annual meeting and to vote at the meeting or any adjournment thereof.

By order of the board of directors,

ROBERT A. ECKEL

Chief Executive Officer and President

April 9, 2021

Bedford, Massachusetts

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy or vote your proxy over the Internet or by telephone,

whether or not you plan to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to Be Held on May 19, 2021. The Proxy Statement and our 2020 Annual

Report to Stockholders are available on the following web site:

www.proxydocs.com/AWRE.

The website does not use “cookies” to track or identify visitors.

Aware, Inc.

40 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 276-4000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on May 19, 2021

This proxy statement relates to the 2021 annual meeting of stockholders of Aware, Inc. (“Aware”). The annual meeting will take place as follows:

Date:	May 19, 2021

Time:	10:00 a.m.

Place:	Aware, Inc.
40 Middlesex Turnpike
Bedford, Massachusetts

Our board of directors is soliciting proxies for the annual meeting and adjournments of the annual meeting. If a stockholder returns a properly executed proxy or votes his or her proxy over the Internet or by telephone, the shares represented by the proxy will be voted in accordance with the stockholder’s directions. If a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted on that proposal as management recommends. We encourage stockholders to vote on all proposals. A stockholder may revoke his, her or its proxy at any time before it has been exercised.

We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 9, 2021.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Purpose of the annual meeting

At the annual meeting, we will submit four proposals to our stockholders:

Proposal One: To re-elect Brian D. Connolly and Gary Evee as our Class I directors for three-year terms;

Proposal Two: An advisory vote to approve the compensation of our named executive officers;

Proposal Three: Approval of the Aware, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”); and

Proposal Four: Ratification of the appointment by our audit committee of RSM US LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2021.

We do not intend to submit any other proposals to the stockholders at the annual meeting. Our board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business properly comes before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

Our board of directors has fixed the close of business on March 22, 2021 as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting or any adjournment of the meeting. At the close of business on the record date, there were issued and outstanding 21,494,236 shares of our common stock, each of which is entitled to cast one vote. A list of stockholders entitled to notice of the 2021 annual meeting is available for inspection by any stockholder at our principal office at 40 Middlesex Turnpike, Bedford, MA.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by telephone:

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet:

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in person at the meeting:

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, your broker will be permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but will not be allowed to vote your shares with respect to “non-routine” proposals. Proposal 1, regarding the re-election of Brian D. Connolly and Gary Evee as our Class I directors, Proposal 2, regarding the approval, on an advisory, non-binding basis, of the Company’s executive compensation, and Proposal 3 regarding the approval of the 2021 ESPP are “non-routine” proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote your shares on them and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on those proposals. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 4, regarding the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, is considered to be a routine item under the applicable rules and your broker will be able to vote on this item even if it does not receive instructions from you, so long as your broker holds your shares in its name.

If a broker or nominee holds shares of common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1, Proposal 2 and Proposal 3, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Quorum

Our by-laws provide that a quorum at the annual meeting will be a majority in interest of all stock issued, outstanding and entitled to vote at the meeting. We will treat shares of common stock represented by a properly signed and returned proxy or a proxy properly delivered over the Internet or by telephone as present at the meeting for purposes of determining the existence of a quorum at the meeting. In general, Aware will count votes withheld from any nominee for election as director, abstentions and broker “non-votes” as present or represented for purposes of determining the existence of a quorum at the meeting.

Vote required; tabulation of votes

A plurality of the votes properly cast at the annual meeting will be necessary to re-elect each of the two Class I directors to a three-year term. A majority of the votes properly cast at the annual meeting will be necessary to approve, on an advisory basis, the compensation paid to our named executive officers, to approve the 2021 ESPP and to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will not count as votes cast for or withheld from either nominee for re-election as a Class I director and accordingly will not affect the outcome of the vote on Proposal 1. Abstentions will have the same effect as a vote against Proposal 2, Proposal 3 and Proposal 4. Broker non-votes will have no effect on the outcome of the vote on any proposal.

An automated system administrated by Mediant, Inc will tabulate the votes at the annual meeting. Mediant, Inc. will tabulate separately the vote on each matter submitted to stockholders.

Revocation of proxies

A stockholder who has executed a proxy may revoke the proxy at any time before it is exercised at the annual meeting in three ways:

•	by giving written notice of revocation to the Secretary of Aware at the following address:

Aware, Inc.

40 Middlesex Turnpike

Bedford, Massachusetts 01730

Attention: Secretary

•	by signing and returning another proxy with a later date; or

•	by attending the annual meeting and informing the Secretary of Aware in writing that he or she wishes to vote in person.

Mere attendance at the annual meeting will not in and of itself revoke the proxy. Accordingly, stockholders who have delivered proxies in advance of the annual meeting may change their votes at any time before or at the annual meeting.

Solicitation of proxies

We will bear all costs incurred in connection with the solicitation of proxies for the annual meeting. We will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of common stock held in their names. In addition to this solicitation by mail, our directors, officers and employees may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. We expect that the expenses of any special solicitation will be nominal. At present, we do not expect to pay any compensation to any other person or firm for the solicitation of proxies.

Internet access to proxy materials

The notice of annual meeting, this proxy statement and our 2020 annual report to stockholders are available on the Internet at www.proxydocs.com/AWRE.

Directions to annual meeting

If you are planning to attend our 2020 annual meeting of stockholders, below are directions to Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts:

From Boston

Take I-93 North to Exit 37B (I-95/Route 128 South). Follow I-95/Route 128 South to Exit 32A (Route 3 North). Take Exit 26, Route 62 and turn right at bottom of the ramp onto Route 62. Follow approximately one-half mile to the second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Manchester

New Hampshire Route 3 South to Exit 26 (Route 62/Bedford-Burlington). Turn left at the bottom of the ramp onto Route 62. Follow to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Bedford/ Laurence G Hanscom Field, Massachusetts

Take I-95/Route 128 North to Exit 32A (Route 3 North). Take Exit 26, Route 62 and turn right at the bottom of the ramp onto Route 62. Follow approximately one-half mile to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Worcester

Take I-290 E toward Marlboro/I-190. Merge onto I-495 N via Exit 26B on the left toward Lowell. Merge onto US-3 S via Exit 35A toward Burlington. Take the Route 62 exit (Exit 26) toward Bedford/Burlington. Turn left at the bottom of the ramp onto Route 62. Follow to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Boston/Cambridge

Take Route 2 West to I-95/Route 128 North. Follow I-95/Route 128 North to Exit 32A (Route 3 North). Take Exit 26, Route 62 and turn right at the bottom of the ramp onto Route 62. Follow approximately one-half mile to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE—RE-ELECTION OF CLASS I DIRECTORS

Our board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for re-election as Class I directors Brian D. Connolly and Gary Evee, each of whom is currently a Class I director of Aware. The Class I directors elected at the annual meeting will hold office until the annual meeting of stockholders in 2024 and until their successors are duly elected and qualified.

Each nominee has agreed to serve if elected, and we have no reason to believe that a nominee will be unable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our board’s nominating and corporate governance committee will designate at that time. Proxies cannot be voted more than once for a nominee.

Our board of directors recommends that you vote FOR the re-election of Brian D. Connolly and Gary Evee, as Class I directors of Aware.

PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as we have described it in the “Executive Compensation” section of this proxy statement, beginning on page 22. While this vote is advisory, and not binding, it will provide information to our board of directors and compensation committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the committee will be able to consider when determining executive compensation for the remainder of fiscal 2021 and beyond.

At our 2017 annual meeting of stockholders, our stockholders voted to approve, on an advisory basis, every two years as the preferred frequency of our holding advisory stockholder votes to approve the compensation paid to our named executive officers. Although our stockholders approved holding advisory stockholder votes every two years, our board of directors has decided to hold advisory stockholder votes to approve the compensation paid to our named executive officers every year. The board believes that it is a good corporate governance practice and is in the best interests of our stockholders to give our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers, allowing them to provide us on an annual basis with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement.

Your vote is requested. We believe that the information we have provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, our board of directors recommends that stockholders approve the executive compensation program by approving the following advisory resolution:

RESOLVED, that the stockholders of Aware, Inc. approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2021 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement).

Our Board of Directors recommends that you vote “FOR” the Advisory Vote approving our Named Executive Officer Compensation.

PROPOSAL THREE—APPROVAL OF THE AWARE, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

Our board of directors has adopted and is seeking stockholder approval of the Aware, Inc. 2021 Employee Stock Purchase Plan. Our board recommends this action in order to enable us to continue to provide eligible employees the opportunity to acquire shares of common stock at a discount through periodic payroll deductions, which our board of directors believes enhances our ability to attract and retain qualified personnel and provides a meaningful incentive to employees by enabling them to participate in our long-term success and growth.

If approved, the 2021 ESPP will replace the Aware, Inc. 1996 Employee Stock Purchase Plan (the “1996 ESPP”). As of March 22, 2021, 23,635 shares of our common stock remained available for issuance under the 1996 ESPP.

Up to 1,000,000 shares of our common stock may be issued pursuant to the 2021 ESPP. Based solely on the closing price of our common stock on the Nasdaq Global Market on April 1, 2021, of $3.75 per share, the aggregate market value of the shares of common stock to be reserved for issuance under the 2021 ESPP would be $3,750,000.

The following is a summary of the material terms of the 2021 ESPP. The summary is qualified in its entirety by reference to the complete text of the 2021 Plan. Stockholders are urged to read the actual text of the 2021 Plan, in its entirety, which is set forth as Annex A to this proxy statement.

Summary of the 2021 ESPP

Administration. The 2021 ESPP will be administered by the compensation committee of our board of directors. The interpretation and construction of any provision of the 2021 ESPP and adoption of rules and regulations for administering the 2021 ESPP will be made by the compensation committee. Determinations made by the compensation committee with respect to any matter or provision contained in the 2021 ESPP will be final, conclusive and binding.

Offerings. To implement the benefits of the 2021 ESPP, we expect to make periodic offerings to eligible employees to purchase common stock under the 2021 ESPP (“Offerings”). Each Offering will begin on or after each May 30 and November 30 (or such other date as the compensation committee determines) and continue for a period (the “Offering Period”) of approximately six months (or such other period as the compensation committee determines).

Eligibility. All of our employees (including employees who are also directors) who are customarily employed at least 20 hours per week and more than five months in a calendar year by us are eligible to participate in the 2021 ESPP, provided that as of the first day of the applicable Offering (the “Offering Commencement Date”), he or she has completed at least one month of employment with us. However, no employee may be granted an option under the 2021 ESPP: (i) if, immediately after the grant, he or she would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our subsidiaries; or (ii) to the extent that his or her rights to purchase stock under all of our or any of our subsidiaries’ employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

We currently have approximately 90 employees.

Participation. An eligible employee may become a participant in any Offering by authorizing payroll deductions for up to twenty percent of his or her compensation for a pay period. In order to purchase shares in any Offering, the employee must remain employed by us through the last trading day of such Offering Period.

Grant of Options. On each Offering Commencement Date, we will grant to each participating employee an option to purchase a maximum number of shares of common stock equal to the lowest of (i) a number of shares of common stock determined by dividing the sum of (x) the payroll deductions that have been withheld for the account of the participating employee during the applicable Offering Period plus (y) any amounts in the participating employee’s account on the Offering Commencement Date that have been carried forward from prior Offerings, by the Option Price (as defined herein), or (ii) 5,000 shares or such other lesser maximum number of shares as shall have been established by the compensation committee in advance of the Offering Period; subject to the eligibility limits described above. The purchase price for each share purchased under each option (the “Option Price”) will be 85 percent of the fair market value of our common stock on the Offering Commencement Date or the last trading day of the Offering Period (the “Exercise Date”), whichever is less.

Exercise of Option and Purchase of Shares. Any employee who continues to be a participant in an Offering on the applicable Exercise Date will be deemed to have automatically exercised his or her option on the Exercise Date to purchase the number of whole shares of common stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable Option Price, subject to the limits in the 2021 ESPP. A one-year holding period will apply to shares purchased under the 2021 ESPP during which an employee may not sell or transfer such shares, but this holding period will not apply if an employee ceases to be employed by us.

Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

Amendment and Termination. Our board of directors may at any time terminate or amend the 2021 ESPP in any respect, except that any amendment to increase the aggregate number of shares of common stock reserved under the 2021 ESPP shall require approval of the stockholders. The board may, at any time, terminate the 2021 ESPP and refund (without interest) amounts in participating employees’ accounts or shorten any ongoing or future Offering Period.

Material Federal Income Tax Consequences

The following discussion describes the material federal income tax consequences of transactions under the 2021 ESPP. It does not describe all federal tax consequences under the 2021 ESPP, nor does it describe state or local tax consequences.

A participant in the 2021 ESPP recognizes no taxable income either as a result of participation in the plan or upon exercise of an option to purchase shares of our common stock under the terms of the plan.

If an employee acquires shares of common stock pursuant to the 2021 ESPP and does not dispose of them within two years after the commencement of the Offering pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid to purchase the shares, or (b) the excess of the fair market value of the shares on the commencement date of the applicable Offering over the amount paid to purchase the shares, is taxable as ordinary income. There is no corresponding deduction for us, however. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

If an employee disposes of shares acquired pursuant to the 2021 ESPP within two years after the commencement date of the Offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, we may deduct from our gross income an amount equal to the amount treated as ordinary income to each such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

New Plan Benefits

The number of shares that may be issued to executive officers and all employees, including non-executive officers and directors who are employees, is indeterminate at this time, as participation in any Offering under the 2021 ESPP is completely discretionary on the part of each eligible employee.

Our board of directors recommends that you vote “FOR” the approval of the Aware, Inc. 2021 Employee Stock Purchase Plan.

PROPOSAL FOUR—RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected RSM US LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021. RSM US LLP audited our financial statements for the fiscal year ended December 31, 2020. Although stockholder approval of the selection of RSM US LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of RSM US LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

Our board of directors recommends that you vote “FOR” the ratification of the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

CORPORATE GOVERNANCE

In designing our corporate governance structure, we seek to identify and implement the best practices that will serve the interests of our business and stockholders, including practices mandated by the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission and the Nasdaq Stock Market. You can find our current corporate governance principles, including our code of ethics and the charters for the standing committees of our board of directors, on our website at www.aware.com. The code of ethics applies to not only our principal executive officer, principal financial officer and principal accounting officer, but also all of our other employees, executive officers and directors. The code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of our assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. We intend to continue to modify our policies and practices to address ongoing developments in the area of corporate governance. Many features of our corporate governance principles are discussed in other sections of this proxy statement. Some of the highlights of our corporate governance principles are:

•

Director and committee independence. A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. The board of directors has determined that our independent directors are Brian D. Connolly, Gary Evee, Peter R. Faubert, Brent P. Johnstone, and John S. Stafford, III. Mr. Eckel is a member of the strategic advisory board of Evolv Technology, Inc. (“Evolv”), where Mr. Faubert serves as the chief financial officer. As a member of the strategic advisory board, Mr. Eckel provides subject matter expertise in the security field to Evolv’s board of directors and management, but is not himself a member of Evolv’s management or board of directors and does not supervise Mr. Faubert or any other member of Evolv’s management. The board of directors considered these factors and concluded that each of Mr. Connolly and Mr. Faubert met the independence requirements under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. Each member of the audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves.

•

Audit committee. Our audit committee is directly responsible for appointing, compensating, overseeing, and, when necessary, terminating the engagement of independent auditors. Our independent auditors report directly to the audit committee. The board of directors has determined that Mr. Faubert is an audit committee financial expert under the rules of the Securities and Exchange Commission. Prior approval of the audit committee is required for all audit services and non-audit services to be provided by our independent auditors.

•

Committee authority. Our audit committee, nominating and corporate governance committee, and compensation committee each have the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.

•

Whistleblower procedures. Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and executive officers

The following table provides information regarding Aware’s directors and executive officers as of March 22, 2021:

Name	Age	Position
Brent P. Johnstone (1)(2)(3)(4)	50	Chairman and director
David B. Barcelo	42	Chief financial officer
Brian D. Connolly (2)(3)(4)	51	Director
Robert A. Eckel (1)	62	Chief executive officer, president and director
Gary Evee (4)	49	Director
Peter R. Faubert (2) (4)	50	Director
Mohamed Lazzouni	61	Chief technology officer
Robert M. Mungovan	58	Chief commercial officer
John S. Stafford, III (1)(3) (4)	51	Director

(1)	Member of the executive committee
(2)	Member of the audit committee
(3)	Member of the compensation committee
(4)	Member of the nominating and corporate governance committee

Brent P. Johnstone has been a director of Aware since May 2012 and as chairman since March 2019. Mr. Johnstone serves as a managing director for Quarry Capital Management LLC, a private investment firm which he co-founded in 2005. Mr. Johnstone served as CEO of Royal Pet Supplies, a portfolio company of Quarry Capital Management, from June 2010 to June 2012. Mr. Johnstone has also served as a board member of Royal Pet Supplies, Inc. since March 2009. Prior to Quarry Capital Management LLC, Mr. Johnstone served as a vice president in the investment management division at Thomson Financial from 2003 to 2005. From 2002 to 2003, Mr. Johnstone served as general manager of TheMarketsPro at TheMarkets.com. Prior to TheMarkets.com, Mr. Johnstone co-founded and launched BulldogResearch.com, a financial website. Prior to co-founding BulldogResearch.com, Mr. Johnstone worked in private client services at Lehman Brothers from 1998 to 1999 and worked as a strategic marketing associate at SystemSoft Corporation from 1995 to 1996. Prior to SystemSoft, Mr. Johnstone worked in investment banking in Morgan Stanley’s real estate and technology corporate finance teams from 1993 to 1995. Mr. Johnstone received a B.A. from Harvard College and an M.B.A. from the Harvard Business School. Our board benefits from Mr. Johnstone’s 26 years’ experience in the investment and financial services industries and his expertise in finance.

David B. Barcelo has served as chief financial officer of Aware since May 2020. Mr. Barcelo previously served as Vice President of Strategic Marketing and Partnerships, Digital Identity of IDEMIA Identity and Security USA LLC (“IDEMIA”) from December 2017 to May 2020. Prior to that, from August 2011 to December 2017 Mr. Barcelo served as Vice President of Strategy and Corporate Development of IDEMIA . Mr. Barcelo received a B.A. from Yale University and a M.B.A. from Boston University.

Brian D. Connolly has served as a director of Aware since January 2012. Mr. Connolly is currently a portfolio manager for Millstreet Capital Management LLC, an investment firm which he co-founded in 2010. Prior to Millstreet Capital Management LLC, Mr. Connolly served as a senior analyst at Regiment Capital Advisors, LP from 2005 to 2008. From 2000 to 2005, Mr. Connolly served as a research analyst at Fidelity Management & Research Company. Mr. Connolly received a B.A. from Harvard University and an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management. Our board benefits from Mr. Connolly’s over 22 years of experience in the financial services and investing field and his expertise in finance.

Robert A. Eckel has served as a director of Aware since September 2019, when he was also appointed as Aware’s chief executive officer and president. Mr. Eckel currently serves as a strategic advisory board member of Evolv Technology and as a consultant for Digimarc Corporation. Prior to his advisory and consulting work, Mr. Eckel served in an executive capacity at Digimarc Corporation and subsequent acquiring organizations with increased levels of responsibility from 2005 to 2018. His roles in each of the organizations was as follows: president of the Identity Systems division of Digimarc Corporation from 2005 to 2008; executive vice president and president in the Secure Credentialing Division of L-1 Identity Solutions Company from 2008 to 2011; president and chief executive officer at MorphoTrust USA LLC from 2011 to 2017; and North American president and chief executive officer of IDEMIA from 2017 to 2018. Mr. Eckel received a bachelor’s degree in Electrical Engineering from the University of Connecticut and a master’s degree in Electrical Engineering from the University of California Los Angeles. Our board benefits from Mr. Eckel’s over 30 years’ experience working with technology companies.

Gary Evee has been a director of Aware since February 2021. Since January 2018, Mr. Evee has served as chief executive officer of Evee Consulting Group, a technology and digital transformation advisory services partner that assists clients in reducing risk by taking control of their security and accelerating business growth through digital transformation. From June 2015 to January 2017 he was Director of Worldwide Mobile Security at IBM; from September 1995 to January 2017 he was Director, IBM Security Worldwide Customer Success and Sales Operations. He has over 25 years of information technology experience. Over his 22-year career at IBM, Mr. Evee established a proven leadership track record of managing and scaling new enterprises globally. He has been a technology and cybersecurity advisor to a number of institutions of higher learning and was responsible for holding the first Cybersecurity and Technology Diversity Conference in the Commonwealth of Massachusetts. He holds a B.A. in Political Science from Hampton University and is a current member of the board of trustees for a number of organizations including Dedham Savings Bank and Mass Insight. Our board benefits from Mr. Evee’s deep experience in the cybersecurity field.

Peter R. Faubert has been a director of Aware since March 2020. Mr. Faubert currently serves as the Chief Financial Officer, Treasurer and Secretary of Evolv Technology, Inc., a leader in free-flow threat detection technology. He has held this position at Evolv since October 2019. He brings over twenty years of extensive finance leadership for public and private software companies that focused on security technology, video service providers, mobility, gaming and enterprise computing. Prior to Evolv, Mr. Faubert served as Chief Financial Officer, Senior Vice President and Treasurer of SeaChange International, Inc. from July 2016 to October 8 2019, and from February 2019 to April 2019, served in the Office of the CEO. Mr. Faubert served as Chief Financial Officer of This Technology, Inc. from December 2013 to August 2015 when This Technology was acquired by Comcast Corporation. Mr. Faubert provided consulting services to Comcast until June 2016. Prior to This Technology, Mr. Faubert served as Chief Financial Officer and Treasurer of Vision Government Solutions, Inc. from October 2012 to December 2013, Chief Financial Officer of JNJ Mobile from February 2009 to July 2012 and Chief Financial Officer and Treasurer at Turbine, Inc. from August 2005 to January 2009. Prior to that Mr. Faubert held various senior finance positions with Viisage Technology Inc., Burntsand Inc. and Ariba Inc. Mr. Faubert is also a Certified Public Accountant. Mr. Faubert received a bachelor’s degree in accounting from Northeastern University. Our board benefits from Mr. Faubert’s over 15 years as a chief financial officer and senior finance professional in addition to his experience with several high technology companies.

Mohamed Lazzouni, Ph. D. has served as chief technical officer of Aware since November 2019. Mr. Lazzouni previously served as Chief Executive Officer of Epochal Technologies from August 2018 to November 2019. Prior to that, from May 2013 to July 2018 Mr. Lazzouni served as President and General Manager of Authentic, Inc. Mr. Lazzouni received a B.S. and M.S. from the University of London and a Ph. D. from the University of Oxford. He is currently a member of the board of directors of Epochal Technologies.

Robert M. Mungovan has served as chief commercial officer of Aware since October 2019. Mr. Mungovan previously served as Aware’s Vice President of Biometrics from August 2000 to September 2019. Mr. Mungovan received a B.A. and M.B.A. from Boston College and Masters Degree in Engineering from Worcester Polytechnic Institute.

John S. Stafford, III has served as a director of Aware since January 2011. Since 2001, Mr. Stafford has served as Chief Executive Officer of Ronin Capital, LLC, a registered broker dealer with proprietary trading operations encompassing equity, fixed income and derivative securities. Since 2012, Mr. Stafford has served as Chief Executive Officer of Ronin Trading LLC, a non-registered entity with proprietary trading operations in various financial instruments. Mr. Stafford has also previously served as a board member of Xencor, Inc. Mr. Stafford has also made investments in over 40 private companies and has served as a board member on several of these companies. Our board benefits from Mr. Stafford’s investing experience, his experience as a member of other boards of directors, and the fact that, as one of our significant stockholders, his and our stockholders’ interests in the success of Aware are aligned.

The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until their respective successors have been duly elected and qualified. The number of directors has been fixed at seven. The current terms of Mr. Connolly and Mr. Evee, our Class I directors, will expire at our 2021 annual meeting. The current terms of Messrs. Johnstone and Stafford, our Class II directors, will expire at our 2022 annual meeting. The current terms of Messrs. Eckel and Faubert, our Class III directors, will expire at our 2023 annual meeting.

Executive officers are elected annually by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are currently no family relationships among any of our directors and executive officers

Board leadership structure and role in risk oversight

Our board of directors believes that Aware and its stockholders are best served at this time by having Mr. Johnstone serve as our chairman and Mr. Eckel serve as chief executive officer and president. In his role as chairman, Mr. Johnstone oversees key strategic, corporate and governance activities. In his position as chief executive officer and president, Mr. Eckel, oversees the day-to-day operations of Aware. The board of directors believes that having a non-employee, independent director as chairman is an important aspect of effective corporate governance. In his role as chairman, Mr. Johnstone’s responsibilities include the following:

•	Acting as a liaison between the independent directors and the chief executive officer and president;

•	Presiding at executive sessions of the independent directors;

•	Facilitating discussions among the independent directors on key issues and concerns outside of board meetings;

•	In collaboration with the chief executive officer and president, preparing agendas for board meetings; and

•	Working with the board’s committees.

Our management is responsible for the day-to-day management of the risks that we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to Aware, including operational, financial, legal, regulatory, strategic and reputational risks.

Certain relationships and related transactions

In March 2007, our board of directors formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed and approved. The policy applies to any transaction in which (1) we are a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transactions available to all employees or stockholders of Aware on the same terms. The audit committee, is responsible for reviewing and approving any related person transaction. The policy requires that the audit committee must approve any related person transaction subject to the policy before commencement of the related person transaction. The policy states that the audit committee will approve only those related person transactions that the audit committee determines are beneficial to us and the terms of which are fair to us.

In 2020 and the portion of 2021 through the date of this proxy statement, we did not have any transactions with a related person.

Committees and meetings of the board

During 2020, our board of directors met nine times and took eight actions by written consent. No incumbent director attended fewer than 75% of the total number of meetings held by the board and committees of the board on which he served. We have a compensation committee, an audit committee, an executive committee, and a nominating and corporate governance committee.

Executive Committee. Our executive committee is currently composed of Robert A. Eckel, Brent P. Johnstone and John S. Stafford, III. The executive committee has all of the powers of the board of directors except the power to: change the number of directors or fill vacancies on the board of directors; elect or fill vacancies in the offices of president, treasurer or secretary; remove any officer or director; amend our by-laws; change our principal office; authorize the payment of any dividend or distribution to our stockholders; authorize our reacquisition of capital stock for value; or authorize a merger. In 2020, the executive committee met three times. Richard P. Moberg served on the executive committee during 2020 until his retirement from our board of directors in March 2020.

Compensation Committee. Our compensation committee is currently composed of three independent directors, John S. Stafford, III, who serves as chairman, Brent P. Johnstone and Brian D. Connolly. In 2020, the compensation committee held two meetings. In March 2004, our board of directors adopted a Compensation Committee Charter, which it amended in March 2019. The Compensation Committee Charter, as amended, is available on our website at www.aware.com.

Audit Committee. Our audit committee is currently composed of Peter R. Faubert, who serves as chairman, Brian D. Connolly and Brent P. Johnstone. Our board of directors has determined that Mr. Faubert is an audit committee financial expert under Securities and Exchange Commission rules. In 2020, the audit committee met five times. In March 2004, our board of directors adopted an Audit Committee Charter, which it amended in March 2019. The Audit Committee Charter, as amended, is available on our website at www.aware.com. Adrian Krause served as the audit committee chair during 2020 and until his retirement from our board of directors in May 2020.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is currently composed of five independent directors: Brent P. Johnstone, who serves as chairman, Brian D. Connolly, Gary Evee, Peter R. Faubert and John S. Stafford III. In 2020, the nominating and corporate governance committee held two meetings and took two actions by written consent. In March 2004, our board of directors adopted a Nominating and Corporate Governance Committee Charter, which it amended in March 2019. The Nominating and Corporate Governance Committee Charter, as amended, is available on our website at www.aware.com.

The nominating and corporate governance committee, in consultation with our president and chief executive officer, identifies and reviews candidates for our board of directors and recommends to our full board candidates for election to our board. In selecting new directors, the committee considers any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to the composition of the board (including its size and structure), principles of diversity, and such other factors as the committee shall deem appropriate.

The committee reviews from time to time the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that contribute to an effective board.

The committee, in consultation with our president and chief executive officer, considers and recruits candidates to fill positions on the board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the board or otherwise. The committee also reviews any candidate recommended by our stockholders in light of the committee’s criteria for selection of new directors. Stockholders may make nominations for the election of directors by delivering notice in writing to the Secretary of Aware not less than 60 days nor more than 90 days prior to any meeting of the stockholders called for the election of directors. As part of this responsibility, the committee is responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the board and such candidate’s compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards. The committee also develops and recommends to the Board governance principles applicable to the Company and is responsible for leading an annual review of the performance of both the Board as a whole and its individual members. The annual Board review took place in December 2020.

The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for election at the 2021 annual meeting of stockholders as Class I directors Brian D. Connolly and Gary Evee, each of whom is currently a Class I director of Aware. In nominating Mr. Connolly, the board and committee took into account Mr. Connolly’s over twenty years of experience in the financial services and investing field and his expertise in finance. In nominating Mr. Evee, the board and committee took into account Mr. Evee’s over twenty five years of information technology and cybersecurity experience.

Policy regarding board attendance

To the extent reasonably practicable, directors are expected to attend board meetings and meetings of committees on which they serve. Directors are encouraged to attend our annual meeting of stockholders. Last year, one of our directors attended the annual meeting.

Communications with our board of directors

Our board of directors has established the following process for stockholders to communicate directly with the board, and this process has been approved by a majority of our independent directors. Stockholders wishing to communicate with the board of directors should send correspondence to the attention of the Chairman of the Board at Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the board or a committee of the board. Accordingly, our chairman will review all stockholder correspondence, but the decision to relay that correspondence to the board or a committee of the board will rest entirely within his discretion.

Code of ethics

We have adopted a code of ethics that applies to all employees, officers and directors. The code of ethics also contains special ethical obligations which apply to employees with financial reporting responsibilities, including our principal executive officer, principal financial officer and principal accounting officer. Our code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of our assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Our code of ethics is available on our website at www.aware.com. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website at www.aware.com.

Compensation committee interlocks and insider participation

Our compensation committee is currently composed of Messrs. Johnstone, Connolly and Stafford, III. In 2020, no officer or employee of Aware, including our executives, participated in the deliberations of the compensation committee concerning the compensation of our executive officers. No interlocking relationship existed between our board of directors or compensation committee and the board of directors or compensation committee of any other company in 2020.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

The following table provides summary information concerning compensation earned for services rendered to Aware in all capacities for the fiscal year ended December 31, 2020 by Mr. Eckel, our chief executive officer, and our two other most highly compensated executive officers, Mr. Mungovan and Mr. Lazzouni.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation	Total ($)	401k match	GTL
						($)(3)
Robert A. Eckel (4)	2020	300,000	127,000	—	45,000	10,538	482,538	8,588	1,950
Chief Executive Officer, President & Director	2019	84,230	316,250	138,315	11,250	2,828	552,873	2,250	578

Robert M. Mungovan (5)	2020	275,000	63,500	—	31,250	8,994	378,744	7,833	1,161
Chief Commercial Officer	2019	574,437	167,613	47,773	9,023	9,368	808,214	8,400	968

Mohamed Lazzouni (6)	2020	262,500	90,300	—	41,250	8,183	402,233	6,500	1,683
Chief Technology Officer	2019	26,538	—	41,657	—	736	68,931	563	173

(1)	Represents the dollar amount of expense recognized for financial statement reporting purposes attributable to unrestricted stock in accordance with ASC 718.

(2)

Reflects cash awards under performance-based compensation plans from the satisfaction of pre-established performance criteria. Performance criteria for each of our named executive officers included achievement of bookings, revenue and operating cash flow goals, which were not achieved. Mr. Eckel’s performance criteria included achievement of goals relating to the preparation of a 3-year and 2021 plan for long term value creation; development of organizational structure and finances to enable us to provide value add solutions and SaaS offerings to capture key programs; penetration of emerging market verticals by identifying targets for partner or acquisition; and development of a working plan for investor/public relations to increase demand in Aware from the shareholder community, all of which were fully achieved. Mr. Mungovan’s performance criteria included achievement of goals relating to building out a worldwide sales team along with program office and proposal response team; capturing two or more ABIS reference accounts with TCV greater than $2.5 million; capturing two key OEM leaders and four identity leader; developing reusable collateral for bids and proposals; developing marketing and go-to-market programs for current identified verticals and future identified verticals; and establishing with the chief executive officer, chief technology officer and vice president of sales a demand generation conversion program to create a customer satisfaction baseline in 2020 along with new references, which were partially achieved. Mr. Lazzouni’s performance criteria included achievement of goals relating to setting up a triage and support program to create a closed loop customer satisfaction improvement program integrating sales with engineering; delivering demos and putting them into production in accordance with our development roadmap; completing bid structure and costing team for contracts; establishing standard hardware and Aware SaaS software solutions; and preparing 3-year and 2021 plan long term technology value creation program through internal or external means, all of which were fully achieved.

(3)

All other compensation represents group term life insurance premiums paid by us on behalf of the executive officers and the following matching contributions by us under our 401(k) plan for the benefit of the named executive officers: Mr. Eckel - $8,588, Mr. Mungovan - $7,833, and Mr. Lazzouni - $6,500. Perquisites and other benefits were less than $10,000 in the aggregate for each named executive officer.

(4)	Mr. Eckel became our Chief Executive Officer and President on September 19, 2019.

(5)	Mr. Mungovan became our Chief Commercial Officer on October 1, 2019.

(6)	Mr. Lazzouni became our Chief Technology Officer on November 19, 2019.

Outstanding Equity Awards At December 31, 2020

The following table summarizes the option awards and stock awards outstanding as of December 31, 2020 held by our named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert A. Eckel	15,625	34,375	(1)	4.50	9/19/2029	—		—
	15,625	34,375	(1)	5.50	9/19/2029	—		—
	15,625	34,375	(1)	6.50	9/19/2029	—		—
	15,625	34,375	(1)	7.50	9/19/2029	—		—
	—	—		—	—	60,000	(3)	165,000

Robert M. Mungovan	6,250	18,750	(2)	4.50	10/1/2029	—		—
	6,250	18,750	(2)	5.50	10/1/2029	—		—
	6,250	18,750	(2)	6.50	10/1/2029	—		—
	6,250	18,750	(2)	7.50	10/1/2029	—		—
	—	—		—	—	30,000	(4)	87,450

Mohamed Lazzouni	4,687	14,063	(2)	4.50	11/19/2029	—		—
	4,687	14,063	(2)	5.50	11/19/2029	—		—
	4,687	14,063	(2)	6.50	11/19/2029	—		—
	4,687	14,063	(2)	7.50	11/19/2029	—		—

(1)	Options vest in 11 quarterly installments on the last day of each quarter from March 31, 2020 to September 30, 2023.

(2)	Options vest in 12 quarterly installments on the last day of each quarter from March 31, 2020 to September 30, 2023.

(3)

Unrestricted stock award will issue shares in three (3) equal installments on September 19, 2021, September 19, 2022 and September 19, 2023 provided Mr. Eckel is serving as a director, officer, or employee of the Company or any subsidiary of the Company on said dates.

(4)

Unrestricted stock award will issue shares in three (3) equal installments on October 1, 2021, October 1, 2022 and October 1, 2023 provided Mr. Mungovan is serving as an officer, or employee of the Company or any subsidiary of the Company on said dates.

Post-Employment Compensation

Pension Benefits Table

We do not have any tax-qualified or non-qualified defined benefit plans or supplemental executive retirement plans.

Non-qualified Deferred Compensation Table

We do not have any non-qualified defined contribution plans or other non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Employment Agreements

We entered into an Employment Agreement (the “Employment Agreement”) with each of our named executive officers, as follows: on September 19, 2019 with Robert A. Eckel, on October 1, 2019 with Robert M. Mungovan and on November 19, 2019 with Mohamed Lazzouni.

Payments on Termination by Aware Without Cause or by the Named Executive Officer with Good Reason

Pursuant to the terms of each executive’s Employment Agreement, if the executive’s employment is terminated by us without “Cause”, or the executive terminates his employment for “Good Reason”, the executive shall receive from us: (i) an amount equal to the executive’s annual base salary paid during the twelve (12) months immediately preceding the termination of the Executive’s employment, divided by the number of days employed during the twelve (12) months immediately preceding the termination of the Executive’s employment and multiplied by 365, (ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards held by the executive in which such stock option or other stock-based award would have vested if the executive had remained employed for an additional twelve (12) months following the “Date of Termination” shall vest and become exercisable or nonforfeitable as of the Date of Termination and (iii) for up to twelve (12) months following the executive’s termination of employment, payment of the difference between the cost of COBRA continuation coverage for the executive and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to the executive as of such termination. Our obligation to provide the foregoing benefits is subject to the executive entering into a new noncompetition agreement with us that contains noncompetition and employee non-solicitation covenants in effect for one year from termination of the executive’s employment and the effectiveness of a release of claims executed by the executive in favor of us.

Payments on Termination by Aware Without Cause or by the Named Executive Officer with Good Reason Following a Change of Control

Pursuant to the terms of each executive’s Employment Agreement, if the executive’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by us without “Cause” or (b) by the executive for “Good Reason” (as those terms are defined in the Employment Agreement), the executive will receive from us: (i) a lump-sum amount equal to (A) 1.5 times (B) the executive’s annual base salary paid during the twelve (12) months immediately preceding the termination of the executive’s employment, divided by the number of days employed during the twelve (12) months immediately preceding the termination of the executive’s employment and multiplied by 365, (ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards held by the executive as of the occurrence of such Change of Control shall immediately accelerate and become fully exercisable or nonforfeitable as of the Date of Termination; and (iii) for up to eighteen (18) months following the executive’s termination of employment, payment of the difference between the cost of COBRA continuation coverage for the executive and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to the executive as of such termination. Our obligation to provide the foregoing benefits is subject to the executive entering into a new noncompetition agreement with us that contains noncompetition and employee non-solicitation covenants in effect for one year from termination of the executive’s employment and the effectiveness of a release of claims executed by the executive in favor of us.

Other Separation Benefits

With the exception of the Employment Agreements and Change in Control Agreements, Our executive officers do not have any agreements different from other employees with respect to payments or benefits received as a result of a termination of employment, retirement and change in control. The payments and benefits include accrued vacation pay and the right to elect continued health coverage under COBRA. There is no acceleration in the vesting of stock options or other equity awards that are required as a result of a retirement.

DIRECTOR COMPENSATION

We reimburse each director for expenses incurred in attending meetings of the board of directors.

In March 2020, the Compensation Committee granted unrestricted stock awards in the amounts of 10,000 shares to Mr. Connolly, Mr. Faubert and Mr. Stafford, III, respectively, in recognition of their ongoing contributions to the Company and 20,000 shares to Mr. Johnstone for serving as chairman of the board of the Company. The unrestricted shares were issued in two (2) equal installments on June 30, 2020 and December 31, 2020 provided each director was serving as a director, officer or employee of the Company or any subsidiary of the Company on said dates.

In February 2021, the Compensation Committee approved the following grants of unrestricted stock to our directors under our 2001 Nonqualified Stock Plan in recognition of their ongoing contributions to us:

Name	# of Shares
Brent P. Johnstone	15,328
Brian D. Connolly	11,099
Gary Evee	8,985
Peter R. Faubert	11,099
John Stafford, III	10,042

The number of shares underlying each award is equal to value of the award divided by the closing price for a share of our common stock on the Nasdaq Global Market on the date of the grant. For 2021, the value of the director awards was determined as follows:

Board Role	Value of Award
Chairman of the board of directors	$60,000
Service on the board of directors (other than as Chairman)	$40,000
Audit Committee chair	$10,000
Audit Committee member (other than chair)	$5,000
Compensation Committee member	$5,000
Nominating and Corporate Governance committee member	$2,500

The following table provides information about the compensation of our directors for 2020.

Non-Employee Director Compensation Table for 2020

Name	Stock Awards ($)(5)	Total ($)
Brian D. Connolly (1)	25,400	25,400
Peter R. Faubert (1)	25,400	25,400
Brent P. Johnstone (2)	50,800	50,800
John S. Stafford, III (1)	25,400	25,400
Adrian F. Kruse (3)	—	—
Richard P. Moberg (4)	—	—

(1)	In 2020, received 10,000 shares of unrestricted stock for serving as a director of Aware.
(2)	In 2020, received 20,000 shares of unrestricted stock for serving as the chairman of the board of directors of Aware.
(3)	Mr. Kruse retired from our board of directors effective as of our 2020 annual meeting and did not receive compensation for his service as a director in 2020.
(4)	Mr. Moberg retired from our board of directors effective as of March 27, 2020 and did not receive compensation for this service as a director in 2020.
(5)	The value of the unrestricted stock award was determined based on the fair market value of Aware stock on the date of the grant in accordance with ASC 718.

REPORT OF THE AUDIT COMMITTEE

The purpose of the audit committee is to assist the board of directors in its general oversight of Aware’s financial reporting process. The audit committee is comprised solely of independent directors as defined by the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Committee held five meetings during 2020.

Management is responsible for the preparation, presentation and integrity of Aware’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. RSM US LLP (“RSM”) is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Committee discussed with RSM the overall scope and plans for its audit.

During the course of 2020, management continued to document, test and evaluate Aware’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5 regarding the audit of internal control over financial reporting. The audit committee was kept apprised of the progress of the evaluation and provided oversight to management during the process. In connection with this oversight, the committee received periodic updates provided by management and RSM at regularly scheduled committee meetings. The committee reviewed the report of management contained in Aware’s Annual Report on Form l0-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission, as well as RSM’s Report of Independent Registered Public Accounting Firm included in Aware’s Annual Report on Form l0-K related to its audit of the consolidated financial statements. The audit committee continues to oversee Aware’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2020.

The audit committee has reviewed and discussed the consolidated financial statements with management and RSM, Aware’s independent auditors. The audit committee has discussed with RSM the matters required to be discussed under the rules adopted by the PCAOB concerning communications with audit committees. In addition, RSM has provided the audit committee with the written disclosures and the letter required by the PCAOB RULE 3526, Communication with Audit Committees Concerning Independence, and the audit committee has discussed with RSM their firm’s independence.

Based on the review of the consolidated financial statements and discussions with and representations from management and RSM referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Aware’s Annual Report on Form 10-K for 2020, for filing with the Securities and Exchange Commission.

The audit committee

Peter R. Faubert, Chairman

Brian D. Connolly

Brent P. Johnstone

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

At the close of business on April 1, 2021, there were issued and outstanding 21,494,236 shares of common stock. On April 1, 2021 the closing price of our common stock as reported by the Nasdaq Global Market was $3.75 per share.

Principal stockholders

The following table provides information about the beneficial ownership of our common stock as of April 1, 2021 by:

•	each person known by us to own beneficially more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

In accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and any shares of which the person has the right to acquire beneficial ownership within 60 days after April 1, 2021 through the exercise of any option or otherwise. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentage of beneficial ownership is based on 21,494,236 shares of common stock outstanding as of April 1, 2021. In calculating a person’s percentage ownership, we have treated as outstanding any shares that the person has the right to acquire within 60 days of April 1, 2021. All shares included in the “Right to acquire” column represent shares subject to outstanding stock options potentially exercisable within 60 days after April 1, 2021. The information as to each person has been furnished by such person.

Unless otherwise noted in the following table, the address of each person listed in the table is c/o Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730.

	Number of shares beneficially owned			Percent beneficially owned
Name	Outstanding shares	Right to acquire	Total number
John S. Stafford, III (1) John S. Stafford, Jr. Ronin Trading, LLC 350 N. Orleans Street, Suite 2N Chicago, IL 60654	4,641,368	—	4,641,368	21.6%

Susan Yang Stafford (2) Susan Yang Stafford 2010 Kimborama Trust and Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 c/o Ronin Capital, LLC 350 N. Orleans Street, Suite 2N Chicago, IL 60654	2,746,881	—	2,746,881	12.8%

DG Capital Management LLC (3) DG Value Partners II Master Fund LP Dov Gertzulin 466 Park Avenue, 22nd Floor New York, NY 10022	1,824,854	—	1,824,854	8.5%

Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, Texas 78746	1,661,406	—	1,661,406	7.7%

Far View Capital Management, LLC (5) 225 North Mill Street, Suite 110, Aspen, CO 81611	1,264,437	—	1,264,437	5.9%

Robert A. Eckel	143,422	75,000	218,422	1.0
Robert M. Mungovan	136,280	31,250	167,530	*
Brian D. Connolly	105,000	—	105,000	*
Brent P. Johnstone	104,166	—	104,166	*
David B. Barcelo	35,000	12,500	47,500	*
Mohamed Lazzouni	23,392	23,438	46,830	*
Peter R. Faubert	10,000	—	10,000	*
Gary Evee	—	—	—	*

All directors and executive officers as a group ( 9 persons)	5,164,098	129,688	5,293,786	24.5%

*	Less than one percent.

(1)

The number of shares beneficially owned by John S. Stafford, III and Ronin Trading, LLC is based upon information in a Form 4 filed by John S. Stafford, III on February 26, 2021 and a Form 13D/A filed by John S. Stafford, III, John S. Stafford, Jr., Ronin Trading, LLC and Ronin Capital, LLC on June 20, 2020. According to such Form 13D/A, the reported shares of common stock of Aware Inc. are held in a Class C Capital Account of John S. Stafford, III at Ronin Trading, LLC (Ronin) a limited liability company owned and managed by Mr. Stafford, III. Mr. Stafford, III is the indirect beneficial owner of all of the shares of common stock of Aware Inc. held of record by Ronin. According to such Form 13D/A, John S. Stafford, Jr. has sole voting power and sole dispositive power of 346,672 shares that are held in a revocable trust indirectly beneficially owned by Mr. Stafford, Jr.

(2)

The number of shares beneficially owned by Susan Yang Stafford, Susan Yang Stafford 2010 Kimborama Trust, Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 is based upon information in a Schedule 13G/A filed by Susan Yang Stafford, Susan Yang Stafford 2010 Kimborama Trust, Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 on February 14, 2018. According to such Schedule 13G/A, (a) Susan Yang Stafford 2010 Kimborama Trust is the record owner of 2,131,449 shares of common stock of Aware; Susan Yang Stafford, in her capacity as trustee of the Susan Yang Stafford 2010 Kimborama Trust, has the power to vote and dispose of the common stock of Aware held by such Trust (b) Kimberly Susan Stafford 2004 Irrevocable Trust is the record owner of 315,693 shares of common stock of Aware; Susan Yang Stafford, in her capacity as trustee of the Kimberly Susan Stafford 2004 Irrevocable Trust, has the power to vote and dispose of the common stock of Aware held by such Trust and (c) Susan Yang Stafford Revocable Trust of 2011 is the record owner of 299,739 shares of common stock of Aware. Ms. Yang Stafford is the wife of John S. Stafford, Jr. Mr. Stafford, Jr. disclaims beneficial ownership in the 2,746,881 shares of the common stock of Aware owned beneficially by his wife, Susan Yang Stafford, through the Susan Yang Stafford 2010 Kimborama Trust, the Kimberly Susan Stafford 2004 Irrevocable Trust and the Susan Yang Stafford Revocable Trust of 2011.

(3)

The number of shares beneficially owned by DG Capital Management, LLC, DG Value Partners II Master Fund, LP and Dov Gertzulin is based upon information in a Schedule 13G/A filed by DG Capital Management, LLC, DG Value Partners II Master Fund, LP and Dov Gertzulin on February 11, 2021. According to such Schedule 13G/A, (a) DG Capital Management, LLC and Dov Gertzulin have shared power to vote or to direct the vote with respect to 1,824,854 shares and have shared power to dispose or direct the disposition of 1,824,854 shares and (b) DG Value Partners II Master Fund, LP has shared power to vote or to direct the vote with respect to 1,546,444 shares and has shared power to dispose or direct the disposition of 1,546,444 shares.

(4)

The number of shares beneficially owned by Dimensional Fund Advisors LP is based upon information in a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 12, 2021. According to such Schedule 13G/A, Dimensional Fund Advisors LP has sole power to vote or to direct the vote with respect to 1,619,312 shares and has sole power to dispose or direct the disposition of 1,661,406 shares.

(5)

The number of shares beneficially owned by Far View Capital Management, LLC is based upon information in a Schedule 13G filed by Far View Capital Management, LLC on February 2, 2021. According to such Schedule 13G, Far View Capital Management, LLC has sole power to vote or to direct the vote with respect to 1,264,437 shares and has sole power to dispose or direct the disposition of 1,264,437 shares.

Equity compensation plan information

The following table sets forth additional information as of December 31, 2020, regarding securities authorized for issuance under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.

The equity compensation plan approved by our stockholders is our 1996 Employee Stock Purchase Plan. Our 2001 Nonqualified Stock Plan was not approved by our stockholders. Our board of directors approved the 2001 Nonqualified Stock Plan in April 2001 and amended it in July 2002.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
1996 Employee Stock Purchase Plan	—	—	23,635

Equity compensation plans not approved by stockholders:
2001 Nonqualified Stock Plan	425,000	$6.00	3,760,815

Total	425,000	$6.00	3,784,450

Description of the 2001 Nonqualified Stock Plan

The following summary of the material provisions of the Aware, Inc. 2001 Nonqualified Stock Plan, as amended (the “2001 plan”), is qualified in its entirety by reference to the full text of the plan. The 2001 plan permits the grant of (1) nonqualified stock options, which are options that do not qualify as incentive stock options, (2) restricted stock awards, (3) unrestricted stock awards and (4) performance share awards. The maximum number of shares of common stock issuable in connection with awards granted under the 2001 plan is 8,000,000 shares.

The 2001 plan is administered by a committee consisting of at least two directors who are both “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act. Except as specifically reserved to the board under the terms of the 2001 plan, the committee has full and final authority to operate, manage and administer the 2001 plan on our behalf. Our compensation committee, currently consisting of Messrs. Stafford, III, Johnstone and Connolly, administers the 2001 plan.

The committee fixes the term of each stock option granted under the 2001 plan at the time of grant. No stock option shall be exercisable more than 10 years after the date of grant. The committee has the authority to determine the time or times at which stock options granted under the plan may be exercised. With respect to grants of restricted stock, the committee will specify at the time of grant the dates or performance goals on which the non-transferability of the restricted stock and our right of repurchase shall lapse. With respect to performance share awards, the committee shall determine the performance goals applicable under each award and the time period over which performance is to be measured.

The committee will determine at the time of grant the exercise price per share of the common stock covered by an option grant, or the purchase price per share of restricted or unrestricted stock. The exercise price per share of a stock option and the purchase price per share of a restricted stock grant may not be less than fair market value on the date of grant.

Except as otherwise provided, stock options granted under the 2001 plan are not exercisable following termination of the holder’s employment. Our stock option agreements typically provide for our employees (other than directors and officers) that in the event of termination of an option holder’s employment, options will be exercisable, to the extent of the number of shares then vested, (a) for one year following the termination of the holder’s employment if such termination is the result of permanent and total disability, (b) by the holder’s executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for one year following the termination of employment if such termination is the result of the holder’s death or (c) for six months after the date of termination of the holder’s employment by the holder, by us or by Normal Retirement (as defined in the Plan). Our stock option agreements typically provide for our directors and officers that in the event of termination of an option holder’s employment or service to us, options will be exercisable, to the extent of the number of shares then vested, (a) for two years following the termination of the holder’s employment or service if such termination is the result of permanent and total disability, (b) by the holder’s executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for two years following the termination of employment or service if such termination is the result of the holder’s death or (c) for two years after the date of termination of the holder’s employment or service by the holder, by us or by Normal Retirement (as defined in the Plan). However, in no event will a new option be exercisable after its expiration date.

In the event that we effect a stock dividend, stock split or similar change in capitalization affecting its stock, the committee shall make appropriate adjustments in (a) the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, (b) the number and kind of shares remaining subject to outstanding awards under the plan, and (c) the option or purchase price in respect of such shares. The 2001 plan provides that if we merge, consolidate, dissolve or liquidate, the committee may, in its sole discretion, as to any outstanding award, make such substitution or adjustment in the total number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

Our board of directors may amend or discontinue the 2001 plan at any time. The committee may at any time amend or cancel an outstanding award granted under the plan. In either case, no such action may adversely affect rights under any outstanding award without the holder’s consent.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, as well as persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Regulations of the Securities and Exchange Commission require these executive officers, directors and stockholders to furnish Aware with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to us with respect to 2020, or written representations that Form 5 was not required for 2020, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected RSM US LLP (“RSM”) as independent accountants to audit the financial statements of Aware as of and for the year ending December 31, 2020. RSM has served as our principal independent accountants since August 2012.

Fees for professional services

The following table provides the fees we paid to RSM for professional services rendered for 2020 and 2019. Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements, audits of the effectiveness of internal controls over financial reporting and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent accountant in connection with statutory and regulatory filings or other engagements for the fiscal years ended December 31, 2020 and December 31, 2019, respectively. Audit-Related Fees typically consist of aggregate fees billed for assurance and related services, that are related to the performance of the audit or review of our financial statements, and review of regulatory matters and are not reported under “Audit Fees.” Tax Fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

	2020 Fees	2019 Fees

Audit Fees	$252,288	$220,079
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Attendance at annual meeting

We expect that representatives of RSM will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Pre-approval policies and procedures

At present, our audit committee approves each engagement for audit or non-audit services before we engage RSM to provide those services. However, the audit committee may delegate to members of the committee the authority to pre-approve audit and non-audit services. The decisions of any committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage RSM to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by RSM for 2020 or 2019 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

STOCKHOLDER PROPOSALS

If any stockholder would like to include any proposal in our proxy materials for our next annual meeting of stockholders or special meeting in lieu thereof, the stockholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Among other requirements, we must receive the proposal at our executive offices no later than December 10, 2021. If any stockholder would like to submit a proposal for that meeting outside the processes of Rule 14a-8, we receive notice of that proposal no earlier than February 17, 2022 and no later than March 18, 2022.

AVAILABLE INFORMATION

Stockholders of record on March 22, 2021 will receive copies of this proxy statement and Aware’s 2020 annual report to stockholders, which contains detailed financial information concerning Aware. Aware will mail, without charge, a copy of Aware’s annual report on Form 10-K (excluding exhibits) to any stockholder whose proxy Aware is soliciting if the stockholder requests it in writing. Please submit any such written request to Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730.

ANNEX A

AWARE, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose

The Aware, Inc. 2021 Employee Stock Purchase Plan is intended to provide a method whereby employees of Aware, Inc. (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board.

“Company” shall mean Aware, Inc.

“Compensation” shall mean the base salary of an Employee reportable on Form W-2, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable from income pursuant to Section 125 or 132(f) of the Code.

“Designated Subsidiary” shall mean any Subsidiary of the Company that has been designated by the Committee to participate in the Plan.

“Employee” shall mean any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by the Company or any Designated Subsidiary.

“Exercise Date” shall mean the last Trading Date of each Offering Period, unless determined otherwise by the Committee.

“Fair Market Value” on any given date shall mean the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Offering Period” shall mean a period of approximately six months beginning on an Offering Commencement Date and ending on the Exercise Date for such period, or such other period as determined by the Committee.

“Offering Commencement Date” shall mean the first Trading Date of each Offering Period, unless determined otherwise by the Committee.

“Option Price” shall mean the purchase price of a share of Stock hereunder as provided in Section 7(b).

“Participant” shall mean, with respect to any offering conducted pursuant to the Plan, an eligible Employee who elects to participate in that offering in the manner specified in Section 5.

“Plan” shall mean the Aware, Inc. 2021 Employee Stock Purchase Plan.

“Stock” shall mean the common stock, $0.01 par value per share, of the Company

“Subsidiary” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 425 of the Code.

“Trading Date” shall mean a date on which national stock exchanges are open for trading.

3.    Eligibility

(a) Any Employee (as defined in Section 2(g)) shall be eligible to participate in the Plan on the first Offering Commencement Date following the completion of one month of employment with the Company. Notwithstanding the foregoing, no Employee shall be granted an option under the Plan: (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; for purposes of this Section the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or (ii) to the extent that such Participant’s rights to purchase stock under all Section 423 employee stock purchase plans of the Company and any Subsidiary accrues at a rate which exceeds $25,000 worth of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

(b) Notwithstanding anything herein to the contrary, the Committee may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan. The Committee may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of the number of shares of Common Stock approved and reserved for use under the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

4.	Offering Periods

The Plan shall have Offering Periods commencing on or after May 30 and November 30 each year, or on such other dates as the Committee shall determine.

5.	Participation

An eligible Employee may become a Participant in any offering conducted under the Plan by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Company’s payroll office ten days prior to each applicable Offering Commencement Date. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

6.	Payroll Deductions

(a) At the time a Participant files his or her authorization for a payroll deduction, he or she shall elect to have payroll deductions made on each payday during any Offering Period in which he or she is a Participant at a specified percentage of Compensation, expressed as a whole number percentage, not to exceed 20 percent.

(b) Payroll deductions for a Participant shall commence with respect to the first Offering Period for which his or her authorization for a payroll deduction becomes effective. Such authorization shall remain in effect for subsequent Offering Periods, unless the Participant notifies the Company in writing to the contrary or withdraws from an Offering Period pursuant to Section 10(a).

(c) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account.

(d) A Participant may not increase or otherwise change his or her deduction percentage during an Offering Period. However, a Participant may change the deduction percentage for any subsequent Offering Period by filing notice thereof with the Company prior to the Offering Commencement Date of such period. A Participant may withdraw from the Plan at any time during the applicable Offering Period.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3 above, a Participant’s payroll deductions may be decreased to zero percent at any time during an Offering Period and all or any portion of any amount already withheld during such Offering Period may be refunded to the Participant. Payroll deductions shall recommence at the rate provided in such Participant’s payroll deduction authorization at the beginning of the next Offering Period for which participation would be permissible under Section 423(b)(8) of the Code and Section 3 hereof, unless terminated by the Participant as provided in Section 10 hereof.

7.	Grant of Option

(a) On each Offering Commencement Date, a Participant shall be deemed to have been granted an option to purchase a maximum number of shares of Stock equal to the lowest of (i) a number of shares of Stock determined by dividing the sum of (x) the payroll deductions that have been withheld for the account of the Participant during the applicable Offering Period plus (y) any amounts in the Participant’s account on the Offering Commencement Date that have been carried forward from prior Offerings pursuant to Section 8(b), by the Option Price (as defined herein), (ii) five thousand (5,000) shares; or (ii) such other lesser maximum number of shares as shall have been established by the Committee in advance of the Offering Period; provided, however, that such option shall be subject to the limitations set forth in Section 3 above.

(b) The purchase price for each share purchased under each option (the “Option Price”) will be 85 percent of the Fair Market Value of the Stock on the Offering Commencement Date or the Exercise Date, whichever is less.

8.	Exercise of Option

(a) Unless a Participant withdraws from the Offering Period pursuant to Section 10(a), his or her option for the purchase of Stock with payroll deductions made during any Offering Period will be deemed to have been exercised automatically on the Exercise Date applicable to such Offering Period for the purchase of the number of whole shares of Stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 7(a)), and any excess in his or her account at that time will be returned to the Participant, except as set forth in Section 8(b).

(b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering Period unless the Participant elects, by written notice to the Company, to have the excess cash returned to him or her.

9.	Delivery; Requirements

(a) As promptly as practicable after each Exercise Date on which a purchase of Stock occurs, the Company shall arrange for the number of shares of Stock purchased by a Participant pursuant to Section 8(a) hereof to be delivered (either in share certificate or book entry form), in the Company’s discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a brokerage firm or other financial institution designated by the Company. If the Board so designates a brokerage firm or other financial institution, each Participant shall be deemed to have authorized the establishment of an account on his or her behalf at such institution.

(b) Stock purchased pursuant to the Plan may not be sold or transferred by a Participant prior to the expiration of a one year period following such purchase; provided, however, that such holding period shall not apply to Stock held by a Participant who is no longer an active employee of the Company. In addition, the Company may, in its discretion, require as conditions to the sale or transfer of any Stock issued pursuant to the Plan such conditions as it may deem necessary to assure that such sale or transfer is in compliance with applicable securities laws

10.	Withdrawal

(a) Prior to the Exercise Date for an Offering Period, a Participant may withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan for such Offering Period by giving written notice to the Company. All of the Participant’s payroll deductions credited to such account will be paid to him or her promptly after receipt of notice of withdrawal, without interest, and no further payroll deductions shall be made for such Offering Period.

(b) If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new payroll deduction authorization.

(c) A Participant’s election not to participate in, or to withdraw from, any Offering Period will not have any effect upon such Participant’s eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

11.	Termination of Employment

Upon a Participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such Participant, or, in the case of his or her death, to the person or persons entitled thereto under Section 15.

12.	Interest

No interest shall accrue or be paid on the payroll deductions of a Participant in the Plan.

13.	Stock

(a) The maximum number of shares of Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 18, shall be 1,000,000 shares.

(b) If the total number of shares for which options are exercised on any Exercise Date exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, and the balances of payroll deductions credited to the account of each Participant under the Plan shall be returned to the Participant.

(c) The Participant will have no interest in Stock covered by his or her option until such option has been exercised.

14.	Administration

The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee.

Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal representatives.

15.	Designation of Beneficiary

A Participant may file with the Company a written designation of a beneficiary who is to receive any Stock and/or cash under the Plan in the event of the Participant’s death whether subsequent to an Exercise Date on which the option is exercised but prior to the issuance of shares, or in the event of a Participant’s death prior to exercise of an option. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver any such Stock and/or cash to the executor or administrator of the estate of the Participant.

16.	Transferability

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect.

17.	Use of Funds

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.	Effect of Changes in Stock

If the Company shall subdivide, combine or otherwise reclassify the Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Stock, or shall take any other action of a similar nature affecting such Stock, then the number and class of shares of Stock available for issuance under the Plan (in the aggregate and to any Participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the Option Price per share shall be adjusted to such extent as shall be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

19.	Merger or Consolidation

In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) which shall be prior to the date of the proposed sale or merger. The Company shall notify each Participant, in writing, prior to the New Exercise Date, (i) that the Exercise Date has been changed to the New Exercise Date, and (ii) that the Participant’s option shall be exercised automatically on the New Exercise Date unless the Participant withdraws from the Offering Period, pursuant to Section 10(a), prior to the New Exercise Date. Notwithstanding the foregoing, the Board may instead terminate the Plan and refund (without interest) amounts in Participants’ accounts pursuant to Section 20 below.

20.	Amendment or Termination

The Board may at any time terminate or amend the Plan in any respect, except that any amendment to increase the aggregate number of shares reserved under the Plan shall require approval of the shareholders of the Company. Without limiting the foregoing, the Board may, at any time, terminate the Plan and refund (without interest) amounts in Participants’ accounts or shorten any ongoing or future Offering Period.

21.	No Right to Employment

Neither eligibility to participate in nor participation in the Plan shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate employment of any Employee.

22.	Notices

All notices or other communications by a Participant to the Company pursuant to the Plan shall be made on forms or in a manner prescribed by the Committee, and shall be effective only when received by the Company.

23.	Effective Date

The Plan shall become effective when approved by the shareholders of the Company.

24.	Conditions upon Issuance of Shares

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of shares pursuant thereto shall comply with all applicable federal, state and foreign laws, rules and regulations, and the requirements of any stock exchange upon which the shares may then be listed.

25.	Governing Law

The Plan shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts and any applicable provisions of the Code.

* * *

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/AWRE ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
PHONE Call 1-866-416-3128 ● Use any touch-tone telephone. ● Have your Proxy Card ready ● Follow the simple recorded instructions
MAIL ● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided

Aware, Inc.

Annual Meeting of Shareholders

For Shareholders as of March 22, 2021

TIME:	Wednesday, May 19, 2021 10:00 AM, Local Time

PLACE:	40 Middlesex Turnpike Bedford, Massachusetts

This proxy is being solicited on behalf of the board of directors

The undersigned hereby appoints Robert A. Eckel and William R. Kolb, or either of them, as the true and lawful attorneys of the undersigned, each with full power of substitution and revocation, and authorizes them, and each or either of them, to vote all the shares of capital stock of Aware, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Aware, Inc.

Annual Meeting of Shareholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To consider and vote upon the re-election of Brian D. Connolly and Gary Evee as Class I directors.
		FOR	WITHHOLD
	1.01 Brian D. Connolly	☐	☐		FOR

	1.02 Gary Evee	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To conduct an advisory vote to approve the compensation of our named executive officers	☐	☐	☐	FOR

3.	To approve the Aware, Inc. 2021 Employee Stock Purchase Plan	☐	☐	☐	FOR

4.	To ratify the appointment by our audit committee of RSM US LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2021.	☐	☐	☐	FOR

☐   Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date